EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-86842-01 and 333-68283-01) and Forms S-8 (Nos. 333-42015, 333-78779, 333-90042 and 333-100214-01) of AMB Property, L.P. of our report dated February 28, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
San Francisco, California
March 14, 2005